Exhibit 23.3a

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                             KAHN BOYD LEVYCHIN, LLP
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                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


                         Consent of Independent Auditors


Board of Directors
Planetlink Communications, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement of Planetlink Communications, Inc. on Form S-8 relating to the registration of 280,000,000 shares of its common stock, ("Incentive Shares"), par value $0.001 per incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2005, of our report dated May 3, 2004 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of Planetlink Communications, Inc. for the years ended December 31, 2003 and 2002 and to all references to our firm included in this Registration Statement.

Kahn Boyd Levychin
Kahn Boyd Levychin, L.L.P.
January 19, 2006